Exhibit 99.8

SPECIAL MEETING OF STOCKHOLDERS OF

RAINBOW TECHNOLOGIES, INC.

March 15, 2004

Please date, sign and mail your
proxy card in the envelope provided as
soon as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		FOR	AGAINST	ABSTAIN
1.	To adopt the agreement and plan of reorganization, dated as of October 22, 2003, by and among SafeNet, Inc., Ravens Acquisition Corp., a wholly owned subsidiary of SafeNet, and Rainbow Technologies, Inc.	☐	☐	☐

2.	To grant discretionary authority to adjourn or postpone the Rainbow Technologies special meeting to another time or place for the purpose of soliciting additional proxies.	☐	☐	☐

3.	To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting. If there are amendments or variations to the matters proposed at the meeting or at any adjournment or adjournments thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein to vote on such amendments, variations or other business.

NOTE: If no specification is made, this Proxy will be voted FOR Proposals 1 and 2 (unless this Proxy is voted AGAINST Proposal 1, in which case it will be voted AGAINST Proposal 2).

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

RAINBOW TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Walter Straub and Patrick Fevery, or either of them acting in the absence of the other, with full power of substitution, to be the true and lawful attorneys and proxies for the undersigned to vote at the Special Meeting of stockholders of Rainbow Technologies, Inc. (the “Special Meeting”) to be held at 9:00 a.m. Pacific Time at 50 Technology Drive, Irvine, California 92618 on March 15, 2004 and at any adjournment or postponement of said meeting. The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders calling the Special Meeting and a proxy statement/prospectus in connection with the Special Meeting. Said proxies are directed to vote the shares the undersigned would be entitled to vote, if then personally present, in accordance with the following instructions. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

(Continued and to be signed on the reverse side)